UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 6, 2011
American Superconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 842-3000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
On August 31, 2011, American Superconductor Corporation (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) in response to the plan the Company submitted to NASDAQ on August 16, 2011 to regain compliance with NASDAQ Listing Rule 5250(c)(1) (the “Rule”) and requesting an extension of time to file its required periodic reports with the Securities and Exchange Commission. The letter from NASDAQ advised the Company that NASDAQ granted an exception to enable the Company to regain compliance with the Rule and that the Company must file the Form 10-K for the period ended March 31, 2011 (the “Form 10-K”), and the Form 10-Q for the period ended June 30, 2011 (the “Form 10-Q”), by September 30, 2011. The Company is currently working to complete the preparation of the Form 10-Q, the Form 10-K and the restatements of its financial statements for the fiscal quarters ended September 30, 2010 and December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION
Date: September 6, 2011	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer

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